Filed pursuant to Rule 424(b)(3)

File No. 333-281798

PROSPECTUS

Oculis Holding AG

Up to 361,011 Ordinary Shares offered by the Selling Securityholder

This prospectus relates to the resale by the selling securityholder identified in this prospectus, or the selling securityholder, of up to 361,011 ordinary shares of Oculis Holding AG, or the Company, issuable upon the exercise of a warrant that was issued to the selling securityholder, or the Warrant. This prospectus is not intended to constitute an indication or prediction of the date on which the selling securityholder will exercise the Warrant for ordinary shares, if at all. We are filing the registration statement of which this prospectus forms a part in order to fulfill our contractual obligations under the Warrant.

The selling securityholder may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares being registered or interests in the ordinary shares being registered on any stock exchange, market or trading facility on which our ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Prices may vary from purchaser to purchaser during the period of distribution. See “Plan of Distribution.” We are not selling any securities and will not receive any of the proceeds from the sale or other disposition of our ordinary shares by the selling securityholder under this prospectus. Upon the exercise of the Warrant, however, we will receive the exercise price of the Warrant. The net proceeds received from the sale or other disposition of our ordinary shares by the selling securityholder, if any, is unknown.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, including the additional information described under the heading “Incorporation by Reference,” and any amendments or supplements carefully before you make your investment decision.

Our ordinary shares are traded on The Nasdaq Global Market, or Nasdaq, and The Nasdaq Iceland Main Market, or Nasdaq Iceland, under the symbol “OCS.” On September 5, 2024, the last reported sale price of our ordinary shares on Nasdaq was $11.99 per ordinary share. On September 5, 2024, the last reported sale price of our ordinary shares on Nasdaq Iceland was ISK 1,667.50 per ordinary share.

We are a “foreign private issuer” under applicable U.S. Securities and Exchange Commission, or SEC, rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible for reduced public company disclosure requirements.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus. In addition, please review any additional risk factors in any accompanying prospectus supplement, any free writing prospectus and any documents we incorporate by reference.

The date of this prospectus is September 6, 2024.

TABLE OF CONTENTS

Prospectus Supplement:

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling securityholder identified in this prospectus may offer from time to time up to 361,011 ordinary shares issuable upon the exercise of the Warrant. If necessary, the specific manner in which the ordinary shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

For investors outside the United States: Neither we nor the selling securityholder have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise noted or the context otherwise requires, references in this prospectus to “Registrant,” “Oculis,” “the Company,” “our company,” “we,” “us” or “our” refer to Oculis Holding AG and its subsidiaries.

TRADEMARKS AND TRADENAMES

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, tradenames or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PRESENTATION OF FINANCIAL INFORMATION

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “U.S. dollars,” “$,” “US$” and “USD” mean United States dollars and all references to “CHF” mean Swiss francs.

Our consolidated financial statements are presented in Swiss francs and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and our financial statements and other documents and information incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, our business plans and growth strategy and our product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

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our financial performance;
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the ability to maintain the listing of our ordinary shares on the Nasdaq Global Market and Nasdaq Iceland Main Market;
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timing and expected outcomes of clinical trials, preclinical studies, technical development, regulatory submissions and approvals, as well as commercial outcomes;
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expected benefits of our business and scientific approach and technology;
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the potential safety and efficacy of our product candidates;
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our ability to successfully develop, advance and commercialize our pipeline of product candidates;
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our ability to establish and maintain arrangements for the manufacture of our product candidates;
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the effectiveness and profitability of our collaborations and partnerships, our ability to maintain current collaborations and partnerships and enter into new collaborations and partnerships;
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expectations related to future milestone and royalty payments and other economic terms under our collaborations and partnerships;
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estimates regarding future revenue, expenses, capital requirements, financial condition, and need for additional financing;

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estimates of market opportunity for our product candidates;
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the effects of increased competition as well as innovations by new and existing competitors in our industry;
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our strategic advantages and the impact those advantages may have on future financial and operational results;
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our expansion plans and opportunities;
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our ability to operate and grow our business in a cost-effective manner;
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our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
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the impact of macroeconomic factors and other global events on our business;
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changes in applicable laws or regulations; and
•
the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not place undue reliance on these forward-looking statements in deciding to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail in filings incorporated by reference in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F for the year ended December 31, 2023 and our reports on Form 6-K, before deciding to invest in our securities.

Company Overview

Please see the section entitled “Item 4. Information on the Company – B. Business Overview,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, or the Annual Report, which was filed with the SEC on March 19, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Corporate Information

Please see the section entitled “Item 4. Information on the Company – A. History and Development of the Company,” incorporated by reference from our Annual Report, as well as any amendments thereto reflected in our subsequent filings with the SEC.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company and a “Foreign Private Issuer”

We qualify as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

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not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;
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reduced disclosure obligations regarding executive compensation; and
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not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We are also considered a “foreign private issuer” and report under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after we no longer qualify as an “emerging growth company,” as long as we qualify as a “foreign private issuer” under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these reporting exemptions until such time that we are no longer a “foreign private issuer.” We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained or incorporated by reference in this prospectus may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

We are also eligible to, and have chosen to, take advantage of certain exemptions from Nasdaq corporate governance requirements for foreign private issuers. Please see the section entitled “Item 16G. Corporate Governance,” incorporated by reference from our Annual Report, as well as any amendments thereto reflected in our subsequent filings with the SEC.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling securityholder identified in this prospectus of up to 361,011 ordinary shares upon exercise of the Warrant. As of the issuance date of the Warrant, the Warrant was exercisable for 43,321 ordinary shares. The Loan Agreement by and among the Company, Oculis Operations Sàrl and Kreos Capital VII (UK) Limited, dated as of May 29, 2024, provides for three potential loans. Following the drawdown of each of the three loans, if such drawdowns occur, the Warrant will become exercisable for additional amounts of ordinary shares ratably based on the amounts of each of the three loans that are drawn. The maximum number of shares issuable upon exercise of the Warrant is 361,011.

The selling securityholder may sell their ordinary shares from time to time at prevailing market prices. We will not receive any proceeds from the resale of the ordinary shares in this offering

Ordinary shares offered by the selling securityholder	Up to 361,011 ordinary shares
Ordinary shares currently outstanding	41,745,295
Ordinary shares to be outstanding after this offering	42,106,306, assuming the exercise of the Warrant for the maximum of 361,011 ordinary shares
Use of proceeds

We will not receive any proceeds from the sale of the 361,011 ordinary shares subject to resale by the selling securityholder under this prospectus. If the Warrant is exercised for cash for the maximum of 361,011 ordinary shares at an exercise price of $12.17 per ordinary share, we will receive proceeds of $4,393,503.87. We currently intend to use such proceeds, if any, for pipeline development, general corporate purposes and working capital.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” on page 10 of this prospectus, and in documents incorporated by reference into this prospectus.
Nasdaq Global Select Market symbol for the ordinary shares	“OCS”
Nasdaq Iceland symbol for the ordinary shares	“OCS”

The number of ordinary shares outstanding in the table above is based on 41,745,295 ordinary shares outstanding as of June 30, 2024, and excludes:

•
4,307,447 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2024 under our Stock Option and Incentive Plan Regulation 2023, or the 2023 Plan, at a weighted-average exercise price of $6.99 per share;
•
466,908 ordinary shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2024 under the 2023 Plan;
•
4,614,665 ordinary shares reserved for future issuance under the 2023 Plan as of June 30, 2024;
•
280,185 earn-out options issuable upon exercise, subject to satisfaction of certain vesting conditions;
•
3,793,995 earn-out shares available for future issuance, subject to satisfaction of certain vesting conditions;
•
4,254,096 ordinary shares issuable upon exercise of warrants outstanding as of June 30, 2024 at an exercise price of $11.50 per share;
•
43,321 ordinary shares issuable upon exercise of warrants outstanding as of June 30, 2024 at an exercise price of $12.17 per share; and
•
1,000,000 ordinary shares held in treasury and exclusively reserved for future settlement for any sales under our at-the-market sales program.

RISK FACTORS

An investment in our securities carries a significant degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, together with all of the other information appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Item 3.D—Risk Factors” of our most recent Annual Report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our securities could decline, and you could lose part or all of your investment. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. Please also carefully read the section in this prospectus titled “Special Note Regarding Forward-Looking Statements.”

The issuance of ordinary shares upon exercise of the Warrant could dilute your investment.

The Warrant is exercisable for up to 361,011 ordinary shares. Such exercise may give the selling securityholder an opportunity to profit from a rise in the market price of our ordinary shares such that exercise thereof could result in dilution of the equity interests of our shareholders. We have no control over whether the holder will exercise the Warrant. While the Warrant is exercisable at a fixed price of $12.17 per share, we cannot predict the market price of our ordinary shares at any future date, and therefore, cannot predict whether the Warrant will be exercised.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, short-term financial assets and capitalization as of June 30, 2024.

(in CHF thousands)	As of June 30, 2024
Cash, cash equivalents and short-term financial assets(1)	117,922
Warrant liabilities	7,363
Shareholders’ equity
Share capital	427
Share premium	340,046
Reserve for share-based payment	10,819
Actuarial loss on post-employment benefit obligations	(1,447)
Treasury shares	(10)
Cumulative translation adjustments	(297)
Accumulated losses	(236,712)
Total equity	112,826
Total capitalization	120,189

(1) Consists of CHF 43,852 thousand of cash and cash equivalents and CHF 74,070 thousand of short-term financial assets.

The capitalization set forth in the table above is based on is based on 41,745,295 ordinary shares outstanding as of June 30, 2024, and excludes:

•
4,307,447 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2024 under our Stock Option and Incentive Plan Regulation 2023, or the 2023 Plan, at a weighted-average exercise price of $6.99 per share;
•
466,908 ordinary shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2024 under the 2023 Plan;
•
4,614,665 ordinary shares reserved for future issuance under the 2023 Plan as of June 30, 2024;
•
280,185 earn-out options issuable upon exercise, subject to satisfaction of certain vesting conditions;
•
3,793,995 earn-out shares available for future issuance, subject to satisfaction of certain vesting conditions;
•
4,254,096 ordinary shares issuable upon exercise of warrants outstanding as of June 30, 2024 at an exercise price of $11.50 per share;
•
43,321 ordinary shares issuable upon exercise of warrants outstanding as of June 30, 2024 at an exercise price of $12.17 per share; and

•
1,000,000 ordinary shares held in treasury and exclusively reserved for future settlement for any sales under our at-the-market sales program.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise or conversion of the options or warrants described above.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 361,011 ordinary shares subject to resale by the selling securityholder in this offering. However, if the Warrant is exercised for cash for the maximum of 361,011 ordinary shares, we will receive proceeds of $4,393,503.87. We currently intend to use such proceeds, if any, for pipeline development, advancement of our clinical programs, general corporate purposes and working capital.

The Warrant provides that in lieu of cash payment of the exercise price, the selling securityholder may elect a nominal value exercise. In the event the Warrant is exercised using the nominal value exercise method, we will receive only the nominal amount per share received by the selling securityholder.

As of the date of this prospectus, the Warrant is exercisable for 43,321 ordinary shares. The Loan Agreement provides for three potential loans. Following the drawdown of each of the three loans, the Warrant will become exercisable for additional amounts of ordinary shares ratably based on the amounts of each of the three loans that are drawn. The Warrant will only become exercisable for the maximum of 361,011 ordinary shares if we have fully drawn each of the loans, among other conditions.

The selling securityholder will pay all underwriting discounts, selling commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholder in connection with the sale of the ordinary shares, if any. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING SECURITYHOLDER

We are registering for resale by the selling securityholder identified below up to 361,011 ordinary shares issuable upon the exercise of the Warrant in order to permit the selling securityholder to offer the ordinary shares for resale from time to time. As of the date of this prospectus, the Warrant has not yet been exercised. As of the issuance date of the Warrant, the Warrant was exercisable for 43,321 ordinary shares. Following the drawdown of each of Loans 1, 2 and 3, if such drawdowns occur, the Warrant will become exercisable for additional amounts of ordinary shares ratably based on the amounts of Loans 1, 2 and 3 that are drawn. The maximum number of shares issuable upon exercise of the Warrant is 361,011.

To our knowledge, the selling securityholder is not an employee or supplier of ours or one of our affiliates. Within the past three years, the selling securityholder has not held a position as an officer or a director of ours and has not had any other material relationship with us or any of our affiliates, other than beneficial ownership of the shares described in the table below and as an affiliate of a lender to the Company. The selling securityholder does not have any family relationships with our officers, directors or controlling securityholders. All information with respect to share ownership has been furnished by the selling securityholder, unless otherwise noted. The ordinary shares being offered are being registered to permit secondary trading of such ordinary shares and the selling securityholder may offer all or part of the ordinary shares they receive from exercise of the Warrant for resale from time to time pursuant to this prospectus.

The term “selling securityholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling securityholder named in the table below. To the extent required, we will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to the selling securityholder who are able to use this prospectus to resell the ordinary shares registered hereby.

The table below lists the selling securityholder and other information regarding the beneficial ownership of the ordinary shares held by the selling securityholder. The second column lists the number of ordinary shares beneficially owned by the selling securityholder, based on their beneficial ownership of ordinary shares as of August 26, 2024. The third column lists the maximum number of ordinary shares being offered by this prospectus by the selling securityholder. The fourth column assumes the sale of all of the maximum number of ordinary shares offered by the selling securityholder pursuant to this prospectus. The selling securityholder may sell all, some or none of their shares pursuant to this prospectus. See “Plan of Distribution.”

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Ordinary Shares Owned Immediately After Sale of Maximum Number of Ordinary Shares in this Offering
Kreos Capital VII Aggregator SCSp (2)	43,321 (3)	361,011	0

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary shares subject to options or warrants currently exercisable, or exercisable within 60 days of August 26, 2024, are considered outstanding.

(2) The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: Kreos Capital VII Aggregator SCSp. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(3) Represents the shares underlying the Warrant which are currently exercisable. The Warrant will become exercisable for additional amounts of ordinary shares, up to a maximum of 361,011 ordinary shares, ratably based on the amounts of Loans 1, 2 and 3 that are drawn.

PLAN OF DISTRIBUTION

The selling securityholder, which as used herein includes donees, pledgees, transferees or other successors in interest selling ordinary shares received after the date of this prospectus from the selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholder may use any one or more of the following methods when disposing of ordinary shares or interests therein:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
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one or more underwritten offerings;
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block trades in which the broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
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an exchange distribution in accordance with the rules of the applicable exchange;
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privately negotiated transactions;
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distributions to the selling securityholder’s members, partners or shareholders;
•
short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
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in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
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through agents;
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directly to one or more purchasers;
•
broker-dealers may agree with the selling securityholder to sell a specified number of such ordinary shares at a stipulated price per ordinary shares;
•
a combination of any such methods of sale; and

•
any other method permitted by applicable law.

The selling securityholder may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling securityholder to include the pledgee, transferee or other successors in interest as selling securityholder under this prospectus. The selling securityholder also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling securityholder may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholder from the sale of the ordinary shares offered by it will be the purchase price of the ordinary shares less discounts or commissions, if any. The selling securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. We will, however, receive the exercise price upon exercise of the Warrant if the Warrant is exercised in cash.

The selling securityholder also may resell all or a portion of the ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, or any other exemptions from the registration requirements that become available, provided that they meet the criteria and conform to the requirements of that rule or exemption.

The selling securityholder and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the Securities Act. A selling securityholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the ordinary shares to be sold, the name(s) of the selling securityholder (s), the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of ordinary shares in the market and to the activities of the selling securityholder and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Warrant. We have agreed to pay any costs and expenses born from our willful and knowing failure to comply with any provision of the Warrant, as well as all taxes and expenses in connection with the issuance of ordinary shares upon exercise of the Warrant. We have also agreed pay all transfer agent fees required for same-day processing of any notice of exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the ordinary shares upon exercise of the Warrant in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling securityholder will pay any other costs and expenses relating to the offering.

The selling securityholder may use this prospectus in connection with resales of ordinary shares. This prospectus and any accompanying prospectus supplement will identify the selling securityholder, the terms of the securities, and any material relationships between us and the selling securityholder. Unless otherwise set forth in a prospectus supplement, the selling securityholder will receive all the net proceeds from the resale of securities.

The selling securityholder may elect to make an in-kind distribution of the ordinary shares to its members, partners, or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or shareholders are not affiliates of ours, such members, partners, or shareholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of ordinary shares by the selling securityholder. With the exception of the SEC registration fee, all amounts are estimates.

Expenses	Amount
SEC registration fee	$607
Legal fees and expenses	45,000
Accounting fees and expenses	20,000
Miscellaneous costs	30,000
Total	$95,607

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of Switzerland and our registered office and domicile is located in Zug, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and a substantial portion of the assets of such persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against us or them judgments obtained in United States courts, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws.

We have been advised by our Swiss counsel, Vischer AG, that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law of December 18, 1987, as amended (the “PILA”). The PILA provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy (ordre public). Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

We have appointed Oculis US, Inc as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Switzerland and the United States do not, as of the date of this proxy statement/prospectus, have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

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the non-Swiss court had jurisdiction pursuant to the PILA;
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the judgment of such non-Swiss court has become final and non-appealable;
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the counterparty has been properly served with process according to the law of the state of his/her/its domicile or ordinary residence (if in Switzerland, through judicial aid granted by the Swiss authorities) or the counterparty has unconditionally joined the proceedings;
•
the recognition of the foreign judgment is not manifestly contrary to the public policy or the law in Switzerland;
•
the proceedings leading to the judgment have respected the principles of a fair trial (as understood in Switzerland) and, in particular, that the counterparty has been granted the right to be heard and the possibility to properly defend his/her/its case; and

•
no action between the same parties and on the same subject matter has been commenced or decided first in a Swiss court and no judgment between the same parties and on the same subject matter has been first rendered by a foreign court, which judgment may be recognized in Switzerland.

LEGAL MATTERS

The validity of our ordinary shares offered hereby has been passed upon for us by Vischer AG, Basel, Switzerland

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.oculis.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

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our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024;
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our Reports on Form 6-K filed with the SEC on February 28, 2024, April 11, 2024 (excluding exhibit 99.1), April 22, 2024, May 8, 2024, May 8, 2024 (excluding exhibit 99.3), May 31, 2024, June 10, 2024 (excluding exhibits 99.1 and 99.2) and August 27, 2024 (excluding exhibit 99.3); and
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the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 1, 2023, including any amendments or reports filed for the purpose of updating the description.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.oculis.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address and telephone number:

Address: Oculis US Inc. 300 Washington Street, Suite 405, Newton, MA 02458

Telephone: +1 617 928 5886

Oculis Holding AG

Up to 361,011 Ordinary Shares offered by the Selling Securityholder

PROSPECTUS

September 6, 2024

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